Allscripts announces first quarter 2014 results

First quarter record bookings of $223 million, 26 percent growth year-over-year

Recurring revenue increased to 78% of total revenue

Gross margins expand on a sequential and year-over-year basis

CHICAGO, May 8, 2014 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) ("Allscripts") today announced its financial results for the three months ended March 31, 2014.

First Quarter 2014 Highlights:

First quarter bookings(1) were $223 million, an all-time Allscripts record for the first quarter and an increase of 26 percent compared with Allscripts' first quarter 2013 bookings of $178 million. Bookings growth during the quarter reflects new sales of electronic health record (EHR)-related software, revenue cycle management, population health management solutions and managed IT services offerings to new and existing clients globally.

Approximately 36 percent of first quarter 2014 bookings were from the sale of population health management solutions(2). Contract revenue backlog increased slightly to $3.4 billion as of March 31, 2014.

During the first quarter, Allscripts received recognition by several third party research organizations including:

  Black Book Rankings™ named Allscripts Sunrise™ the Top Inpatient Electronic Health Record Vendor in a comprehensive survey of hospitals with more than 300 beds.
  Black Book Rankings also named the Allscripts dbMotion™ population health management solution as the top healthcare information exchange solution for 2013 in the ambulatory and provider-centric segment.
  Allscripts EPSi performance management solution was named category leader for Decision Support- Business in the 2013 Best in KLAS Report, published by KLAS Research.

"Allscripts results for the first quarter reflect a good start to 2014," said Paul M. Black, President and Chief Executive Officer of Allscripts. "This quarter we continued to meet client obligations and drive advances on key strategic initiatives. As a result, we are seeing strengthening confidence across the Allscripts client base. Our first quarter financial performance positions us well for a successful year."

Mr. Black added, "Continued momentum within the business is evidenced by bookings, which grew 26 percent over the same period last year. In January, we presented three-year goals for growth in non-GAAP revenue and adjusted EBITDA, and we are executing against those targets."

Financial Highlights:

On a non-GAAP basis, first quarter 2014 revenue was $345 million compared with $348 million in the first quarter of 2013. In the first quarter of 2014, recurring revenue was 78 percent of total revenue compared with 74 percent in the first quarter of 2013. On a GAAP basis, first quarter 2014 revenue was $340 million compared with $347 million in the first quarter of 2013.

On a non-GAAP basis, first quarter 2014 gross margin expanded to 44.9 percent compared with 42.5 percent in the first quarter of 2013. On a GAAP basis, first quarter 2014 gross margin expanded to 40.6 percent compared with 38.7 percent in the first quarter of 2013.

Non-GAAP adjusted EBITDA was $48 million in the first quarter of 2014 compared with $50 million in the first quarter of 2013. When evaluating differences between comparable periods, note that non-GAAP adjusted EBITDA in the first quarter of 2013 included one-time gains totaling $8 million, recorded in Other income.

Client Accomplishments:

During the first quarter, Allscripts clients achieved important productivity and regulatory milestones. Examples include:

  Carson Tahoe Health, leveraging Allscripts Sunrise, attested for Meaningful Use Stage 2 (MU-2), placing it among the first inpatient healthcare facilities to meet the MU-2 criteria.
  Citrus Valley Health Partners utilized Allscripts dbMotion to be among the first providers to meet the 2014 MU-2 requirement for electronic transitions of care by connecting disparate acute and ambulatory EHR systems.
  Northeast Georgia Physicians Group, utilizing Allscripts TouchWorks® EHR, achieved Stage 7, the highest level attainable, on the HIMSS Analytics Ambulatory Electronic Medical Record Adoption Model SM.

Additional Financial Detail:

On a non-GAAP basis, Allscripts' effective tax rate was 35 percent in the first quarter of 2014 compared with 23 percent in the first quarter of 2013. On a GAAP basis, Allscripts recorded a provision for income taxes of approximately $2 million in the first quarter of 2014 compared with an income tax benefit of $13 million in the first quarter of 2013.

The changes in effective tax rates between the periods were driven by research and development tax credits recorded during the first quarter of 2013 as well as valuation allowances recorded in the first quarter of 2014. These changes had a significant impact on the comparison of net income and earnings per share results between the first quarter of 2014 and 2013.

First quarter 2014 non-GAAP net income totaled $12 million compared with $16 million in the first quarter of 2013. First quarter 2014 GAAP net loss totaled $21 million compared with $12 million in the first quarter of 2013.

First quarter 2014 non-GAAP earnings per share were $0.07 compared with $0.09 in the first quarter of 2013. First quarter 2014 GAAP loss per share was $0.12 compared with $0.07 in the first quarter of 2013.

Liquidity and Balance Sheet:

As of March 31, 2014, Allscripts liquidity consisted of cash, cash equivalents, and marketable securities of $43 million. In addition, undrawn amounts under Allscripts revolving credit facility totaled $359 million.

At March 31, 2014, Allscripts had approximately $627 million of face value principal debt obligations, consisting of $345 million of its 1.25 percent Cash Convertible Notes and $282 million outstanding under its Senior Secured Credit Facilities.

For a complete reconciliation of GAAP and non-GAAP items, please see the explanation of non-GAAP financial measures as well as the GAAP and non-GAAP reconciliation financial tables in this release.

Conference Call:

Allscripts will conduct a conference call today, Thursday, May 8, 2014, at 4:30 PM Eastern Daylight Time to discuss its earnings and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the U.S.) or (973) 935-8787 (international) and requesting Conference ID # 25531114.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of two weeks, on the Allscripts investor relations website or by calling (855) 859-2056 or (404) 537-3406 - Conference ID # 25531114.

Supplemental and non-GAAP financial information also will be available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, professional services, remote hosting, outsourcing and SaaS.

(2)

Population health management solutions are comprised of Allscripts Care Management™, Allscripts dbMotion, FollowMyHealth™, Allscripts Patient Flow™, and Allscripts Care Director™, as well as Allscripts post-acute, decision support and clinical analytics solutions.

About Allscripts
Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2014 Allscripts. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts. Other company and product names featured herein may be the trademarks of their respective owners.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts' management and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as "future," "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "will," "would," "could," "can," "may," and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts' actual results to differ materially from those described in the forward-looking statements include, but are not limited to: Allscripts' failure to compete successfully; consolidation in Allscripts' industry; current and future laws, regulations and industry initiatives; the failure of markets in which Allscripts' operates to develop as quickly as expected; increased government involvement in Allscripts' industry; Allscripts' or its customers' failure to see the benefits of government programs; changes in regulatory standards; changes in diagnosis and procedure coding; the effects of the realignment of Allscripts' sales, services, and support organizations; market acceptance of Allscripts' products and services; the sales cycle for Allscripts' products; Allscripts' ability to manage future growth; Allscripts' ability to introduce new products and services; risks related to the standardization of Allscripts' small office electronic health records and practice management systems; Allscripts' ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts' products; Allscripts' ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts' ability to hire, retain and motivate key personnel; performance by Allscripts' content and service providers; liability for use of content; security breaches; price reductions; Allscripts' ability to license and integrate third party technologies; Allscripts' ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts' ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other factors can be found in Allscripts' Annual Report on Form 10-K for the year ended December 31, 2013. This and other reports are available on Allscripts' website (http://investor.allscripts.com) and on the Securities and Exchange Commission's website (http://www.sec.gov). Allscripts does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$41.6	$63.0
Accounts receivable, net	341.6	313.5
Deferred taxes, net	55.5	55.5
Prepaid expenses and other current assets	103.2	107.9
Total current assets	541.9	539.9
Long-term marketable securities	1.3	1.3
Fixed assets, net	168.0	174.0
Software development costs, net	85.2	88.2
Intangible assets, net	442.0	456.0
Goodwill	1,190.6	1,189.6
Deferred taxes, net	7.4	7.4
Other assets	197.8	163.3
Total assets	$2,634.2	$2,619.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69.0	$73.0
Accrued expenses	82.2	96.5
Accrued compensation and benefits	53.2	80.2
Deferred revenue	305.6	251.0
Current maturities of long-term debt and capital lease obligations	19.1	16.4
Total current liabilities	529.1	517.1
Long-term debt	529.8	545.1
Deferred revenue	28.8	29.1
Deferred taxes, net	83.2	79.7
Other liabilities	155.7	130.6
Total liabilities	1,326.6	1,301.6
Total stockholders' equity	1,307.6	1,318.1
Total liabilities and stockholders' equity	$2,634.2	$2,619.7

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
System sales	$23.4	$27.0
Professional services	50.4	61.1
Maintenance	117.1	117.7
Transaction processing and other	149.4	141.3
Total revenue	340.3	347.1
Cost of revenue:
System sales	8.0	13.3
Professional services	47.9	57.5
Maintenance	35.7	36.6
Transaction processing and other	89.5	85.7
Amortization of software development and acquisition-related assets (a)	21.0	19.6
Total cost of revenue	202.1	212.7
Gross profit	138.2	134.4
Selling, general and administrative expenses	89.9	104.2
Research and development	52.3	50.7
Asset impairment charges	0.2	0.3
Amortization of acquisition-related intangible assets	7.7	7.5
Loss from operations	(11.9)	(28.3)
Interest expense (b)	(7.3)	(4.6)
Other (expense) income, net	-	8.1
Loss before income taxes	(19.2)	(24.8)
Income tax (provision) benefit	(1.5)	13.2
Net loss	($20.7)	($11.6)

Loss per share - basic and diluted	($0.12)	($0.07)

Weighted average common shares outstanding:
Basic	179.0	173.7
Diluted	179.0	173.7

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$12.2	$10.9
Amortization of acquisition-related intangible assets	8.8	8.7
	$21.0	$19.6

(b) Interest expense for the three months ended March 31, 2014 includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes totaling approximately $2.5 million.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	($20.7)	($11.6)
Non-cash adjustments to net loss:
Depreciation and amortization	45.1	42.0
Stock-based compensation expense	10.1	8.0
Other non-cash charges (credits), net	4.9	(24.0)
Total non-cash adjustments to income	60.1	26.0
Cash impact of changes in operating assets and liabilities	(18.1)	24.9
Net cash provided by operating activities	21.3	39.3
Cash flows from investing activities:
Capital expenditures	(11.9)	(16.4)
Capitalized software	(9.2)	(7.9)
Cash paid for business acquisitions, net of cash acquired	0.0	(148.8)
Purchases of marketable securities, other investments and related intangible assets	(6.0)	0.0
Sales and maturities of other investments	0.0	12.5
Proceeds from sale of fixed assets	0.1	0.0
Net cash used in investing activities	(27.0)	(160.6)
Cash flows from financing activities:
Proceeds from issuance of common stock	1.7	7.9
Excess tax benefits from stock-based compensation	1.1	1.7
Taxes paid related to net share settlement of equity awards	(3.2)	(1.6)
Senior secured debt borrowings (payments), net of financing costs	(15.4)	101.2
Net cash provided by (used in) financing activities	(15.8)	109.2
Effect of exchange rate changes on cash and cash equivalents	0.1	0.3
Net increase (decrease) in cash and cash equivalents	(21.4)	(11.8)
Cash and cash equivalents, beginning of period	63.0	104.0
Cash and cash equivalents, end of period	$41.6	$92.2

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Total revenue, as reported	$340.3	$347.1

Deferred revenue and other adjustments	4.5	0.9
Total non-GAAP revenue	$344.8	$348.0

Gross profit, as reported	$138.2	$134.4

Deferred revenue and other adjustments	4.5	0.9
Acquisition-related amortization	8.8	8.7
Stock-based compensation expense	1.3	1.4
Non-recurring expenses and transaction-related costs (a)	1.9	2.5
Total non-GAAP gross profit	$154.7	$147.9

Operating loss, as reported	($11.9)	($28.3)

Deferred revenue and other adjustments	4.5	0.9
Acquisition-related amortization	16.5	16.2
Stock-based compensation expense	10.1	8.0
Non-recurring expenses and transaction-related costs (a)	3.7	20.5
Non-cash asset impairment charges	0.2	0.3
Total non-GAAP operating income	$23.1	$17.6

Net loss, as reported	($20.7)	($11.6)

Deferred revenue and other adjustments	2.9	0.7
Acquisition-related amortization	10.7	12.4
Stock-based compensation expense	6.5	6.1
Non-recurring expenses and transaction-related costs	2.4	15.7
Non-cash charges to interest expense and other	1.8	0.0
Non-cash asset impairment charges	0.1	0.2
Tax rate alignment	8.3	(7.3)
Non-GAAP net income	$12.0	$16.2

Non-GAAP effective tax rate	35%	23%

Weighted shares outstanding - diluted	179.0	173.7

Loss per share - diluted, as reported	($0.12)	($0.07)

Non-GAAP earnings per share - diluted	$0.07	$0.09

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax.

(a) Non-recurring expenses and transaction-related costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:
	Three Months Ended March 31,
	2014	2013

Cost of revenue:
MyWay and other product consolidation costs included in cost of revenue	$1.9	$2.5
Operating expenses:
Severance and other costs	$0.1	$12.3
MyWay product consolidation	0.0	3.7
Transaction-related costs	1.7	2.0
Total non-recurring expense and transaction-related costs included in operating expenses	$1.8	$18.0

Total non-recurring expenses and transaction related costs	$3.7	$20.5

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Total revenue, as reported	$340.3	$347.1
Deferred revenue and other adjustments	4.5	0.9
Total non-GAAP revenue	$344.8	$348.0

Net loss, as reported	($20.7)	($11.6)

Tax provision/(benefit)	1.5	(13.2)
Interest expense (income) and other (income) expense (a)	4.0	3.3
Stock-based compensation expense	10.1	8.0
Depreciation and amortization	45.1	42.0
Deferred revenue and other adjustments	4.5	0.9
Non-recurring expenses and transaction-related costs (b)	3.2	20.1
Non-cash asset impairment charges	0.2	0.3

Non-GAAP adjusted EBITDA	$47.9	$49.8

Non-GAAP adjusted EBITDA margin (c)	14%	14%

(a) Interest expense (income) and other (income) expense has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b)  Depreciation expense totaling $0.5 million and $0.4 million has been excluded from non-recurring expenses for the three months ended March 31, 2014 and 2013 respectively, since these amount are also included in depreciation and amortization.

(c) Non-GAAP adjusted EBITDA margin is calculated by dividing Non-GAAP adjusted EBITDA by Total non-GAAP revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Supplemental Data Sheet
(In millions)
(unaudited)

											Pct Change

	CY 2013				CY 2014				YTD		2014/2013	2014/2013
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	CY 2013	CY 2014	Q1	YTD

Bookings	$177.7	$214.1	$235.7	$273.9	$223.0	-	-	-	$177.7	$223.0	25.5%	25.5%

Contract Backlog:
Systems	$101	$96	$100	$129	$145	-	-	-	$129	$145	43.6%	12.4%
Professional services	387	384	378	378	370	-	-	-	378	370	-4.4%	-2.1%
Maintenance	843	845	832	827	828	-	-	-	827	828	-1.8%	0.1%
Transaction processing and other	1,413	1,854	2,002	2,073	2,099	-	-	-	2,073	2,099	48.5%	1.3%
Total Contract Backlog	$2,744	$3,179	$3,312	$3,407	$3,442	-	-	-	$3,407	$3,442	25.4%	1.0%

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, non-GAAP effective income tax rate, and Adjusted EBITDA, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended.

  Non-GAAP revenue consists of GAAP revenue as reported and adds back deferred revenue and other adjustments recorded for GAAP purposes.
  Non-GAAP gross profit consists of GAAP gross profit as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring expenses and transaction-related costs. Non-GAAP gross profit margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue, as defined above.
  Non-GAAP operating income consists of GAAP operating income/(loss) as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, and non-cash asset impairment charges.
  Non-GAAP net income consists of GAAP net income/(loss) as reported, and adds back deferred revenue and other adjustments, acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, non-cash charges to interest expense and other, and non-cash asset impairment charges, in each case net of any related tax effects.  Non-GAAP net income also includes a tax rate alignment adjustment.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income rate, Allscripts' effective state income tax rate, and adjustments for permanent differences.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: tax provision (benefit); interest expense and interest income and other income/(expense); stock-based compensation expense; depreciation and amortization; deferred revenue and other adjustments; non-recurring and transaction-related costs; and non-cash asset impairment charges.

Deferred Revenue and Other Adjustments. Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Also included are adjustments for the vesting of a warrant issued to a commercial partner and the effects of straight-lining contractual pricing adjustments over the performance period. Allscripts adds back deferred revenue and other adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Non-Recurring Expenses and Transaction-Related Costs. Non-recurring expenses relate to certain severance, product consolidation, legal, consulting, and other charges incurred in connection with activities that are considered one-time. Transaction-related costs include deferred compensation expenses incurred in connection with the acquisitions of dbMotion, Ltd. and Jardogs.

Allscripts excludes non-recurring expenses and transaction-related costs from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense and other includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013. Also included in this amount are non-cash adjustments to reflect changes in the fair value of derivative financial instruments related to the 1.25 percent Cash Convertible Notes that do not qualify for hedge accounting treatment.

Non-Cash Asset Impairment Charges. Asset impairment charges relate primarily to product consolidation activities.

Tax Rate Alignment. Tax adjustment to align the applicable quarter's effective tax rate to the expected annual non-GAAP effective tax rate. Accordingly, the non-GAAP effective tax rate for the quarter ended March 31, 2014 excludes the impact of a deferred tax asset valuation allowance adjustment recorded in the first quarter.

Management also believes that non-GAAP revenue, gross profit, operating income, net income and non-GAAP net income on a per share basis, and Adjusted EBITDA provide useful supplemental information to management and investors regarding the underlying performance of Allscripts' business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP revenue, operating income, net income and/or Adjusted EBITDA to measure achievement under Allscripts' stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors: Seth Frank, 312-506-1213, seth.frank@allscripts.com; or Media: Concetta DiFranco, 312-447-2466, concetta.difranco@allscripts.com